                                                                   EXHIBIT 10.15


                CONSULTING, NON-COMPETE AND SEPARATION AGREEMENT

         THIS CONSULTING, NON-COMPETE AND SEPARATION AGREEMENT (this "AGREEMENT"), effective as of March 1, 1998, is made and entered into by and between Southern Star Communications, Inc., a Delaware corporation (the "COMPANY"), and Frank D. Osborn ("EXECUTIVE").

                                    RECITALS

         WHEREAS, the Company entered into that certain Employment Agreement dated February 20, 1997 (the "EMPLOYMENT AGREEMENT"), by and between the Company and Executive, pursuant to which Executive has served as the President and Chief Executive Officer of the Company;

         WHEREAS, Executive and the Company each desire that Executive resign his employment as President and Chief Executive Officer of the Company and the Company and Executive have mutually agreed to terminate the Employment Agreement without further obligation of either party thereunder, effective as of March 1, 1998 (the "EFFECTIVE TIME");

         WHEREAS, the Company desires to retain Executive as a consultant of the Company, and Executive desires to be so retained by the Company, on the terms and subject to the conditions more fully set forth in this Agreement; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its sole stockholder to enter into the mutual release of claims contained within this Agreement and to require Executive to refrain from engaging in competitive activities, all as more fully set forth in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT AGREEMENT. Executive hereby represents and warrants that his employment relationship with the Company is pursuant to and governed solely by the Employment Agreement, a true and correct copy of which is attached hereto as Annex I.

         2. RESIGNATION/TERMINATION OF EMPLOYMENT AGREEMENT. Effective as of the Effective Time, (a) Executive hereby tenders his resignation as an officer of the Company and each of its subsidiaries and (b) the Employment Agreement shall be terminated in full without any further action on the part of the Company or Executive. Except as expressly provided in this Agreement, from and after the Effective Time, Executive shall not be entitled to receive any further wages, compensation, stock options or benefits arising pursuant to the Employment Agreement or in connection with his employment relationship with the Company or any of its subsidiaries, and Executive shall not be entitled to any post termination wages, compensation or benefits (including, without limitation, severance pay, vacation pay or sick pay).

         3.      RELEASE OF CLAIMS.

                 (a) RELEASE BY EXECUTIVE. Effective as of the Effective Time, Executive hereby releases and discharges, on behalf of himself and the Released Executive Parties, the Released Company Parties from all Claims and Damages, including those related to, arising from, or attributed to (i) his employment with the Company and its subsidiaries and resignations therefrom,
(ii) the Employment Agreement, and (iii) all other acts or omissions related to any matter at any time prior to and including the date of termination of the Employment Agreement; except that this release shall not include Executive's
(A) entitlement to continued group medical coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), (B) vested account balances in the employee benefit plans described in Annex II attached hereto, (C) rights of Executive arising under this Agreement, (D) rights of Executive under that certain Stockholders Agreement dated as of November 26, 1996, as amended (the "STOCKHOLDERS AGREEMENT"), by and among Capstar Broadcasting Partners, Inc., the securityholders listed on the signature pages thereto, and Hicks, Muse, Tate & Furst Incorporated, or (E) except as modified by Section 5(d), rights of Executive under the Non-Qualified Stock Option Agreement dated June 20, 1997, by and between Executive and Capstar Broadcasting Corporation ("Capstar Broadcasting"), a true and correct copy of which is attached hereto as Annex III (the "OPTION AGREEMENT"). Executive understands and expressly agrees that, unless specifically excluded from this release, this release extends to all Claims and Damages of every nature and kind, known or unknown, suspected or unsuspected, past or present, whether or not these Claims and Damages were set forth in any writing, and that all such Claims and Damages are hereby expressly settled or waived. Notwithstanding the foregoing, Executive does not release or discharge the Company and its subsidiaries from any Claims or Damages related to or arising from Executive's capacity as an officer or director of the Company or its subsidiaries to which Executive is entitled to be indemnified against by the Company or its subsidiaries, whether by statute, contract or otherwise.

                 (b) RELEASE BY THE COMPANY. Effective as of the Effective Time, the Company hereby releases and discharges, on behalf of itself and the Released Company Parties, the Released Executive Parties from all Claims and Damages, including those related to, arising from, or attributed to
(i) Executive's employment with the Company and its subsidiaries and resignations therefrom, (ii) the Employment Agreement, and (iii) all other acts or omissions related to any matter at any time prior to and including the date of termination of the Employment Agreement; except that this release shall not include (A) rights of the Company arising under this Agreement, (B) rights of the Company and its affiliates under the Stockholders Agreement, (C) except as modified by Section 5(d), rights of the Company and Capstar Broadcasting under the Option Agreement. The Company understands and expressly agrees that, unless specifically excluded from this release, this release extends to all Claims and Damages of every nature and kind, known or unknown, suspected or unsuspected, past or present, whether or not these Claims and Damages were set forth in any writing, and that all such Claims and Damages are hereby expressly settled or waived.

                 (c) DEFINITIONS. As used in this Section 3, the following terms shall have meanings set forth below:



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
                          (i) "CLAIMS" means all theories of recovery of whatever nature, whether known or unknown, at law or equity, of any jurisdiction, based on acts, omissions or other matters occurring on or before the Effective Time. This term includes, without limitation, lawsuits, petitions, complaints, causes of action, charges, indebtedness, losses, claims, liabilities, and demands, whether arising in equity or under the common law or under any contract (including, without limitation, the Employment Agreement), statute, regulation or ordinance. This term also includes, without limitation, any Claim of discrimination (based on age or any other factor) under any statute or law (including, without limitation, the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq.; and the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.), and all Claims asserted by any Released Executive Party or any Released Company Party, as applicable, in writing or otherwise, or which could be asserted, by any Released Executive Party or any Released Company Party, as applicable.

                          (ii) "DAMAGES" means all elements of relief or recovery of whatever nature, whether known or unknown, which are recognized by the law or equity of any jurisdiction, based on acts, omissions or other matters occurring on or before the Effective Time. This term includes, without limitation, actual, incidental, indirect, consequential, compensatory, liquidated, exemplary, and punitive damages; rescission, attorneys' fees; interest; costs; equitable relief; and expenses.

                          (iii) "RELEASED COMPANY PARTIES" means and includes the Company and its subsidiaries, and all of the foregoing entities' past, present and future stockholders, directors, officers, employees, agents, insurance carriers, employee benefit plans (and such plans' fiduciaries, trustees, administrators and representatives), predecessors, successors, assigns, executors, administrators, attorneys and representatives, in both their corporate and individual capacities.

                          (iv) "RELEASED EXECUTIVE PARTY" means and includes Executive, his family, his estate, his agents, and each of their respective successors and assigns.

         4. PARTICIPATION IN WELFARE BENEFIT PLANS. For a period of 24 months commencing as of the Effective Time, Executive (and members of his family) shall be entitled to continue their participation in the Company's welfare benefit plans, practices, policies and programs (including, without limitation, the Company's executive medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) (the "WELFARE PLANS") on the same basis as Executive participated in the Welfare Plans immediately prior to the Effective Time. If pursuant to the terms and provisions of the Company's Welfare Plans Executive (or members of his family) are not eligible to participate in the Company's Welfare Plans because Executive is no longer an employee of the Company, then the Company may fulfill its obligations under this Section 4 by either providing to Executive (or his legal representatives), or reimbursing the Executive (or his legal representatives) for the costs of, benefits substantially similar to the benefits provided by the Company to its senior management under its Welfare Plans as such may from time to time exist after the Effective Time.





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
                 5.       CONSULTING ARRANGEMENT.

                 (a) CONSULTING SERVICES. Effective as of the Effective Time, the Company hereby retains Executive to render such consulting and advisory services (the "CONSULTING SERVICES") as the Company may reasonably request from time to time during the term of the consulting arrangement set forth in this Section 5 concerning the management or operation of the Company and its subsidiaries, including, without limitation, the development of strategies to maximize the value of the Muzak Division of the Company. Executive hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. Executive will perform the Consulting Services at such times and places as the President and/or Chief Executive Officer of the Company, from time to time, shall reasonably request. It is expressly understood and agreed that such consulting services shall be incidental to and shall not unreasonably interfere with the other business activities of Executive which may include full time employment responsibilities to one or more employers. Consulting and advising via telephone, facsimile transmission and correspondence, as well as in person, shall constitute performance of Executive's services hereunder. The Company will reimburse Executive for reasonable out-of-pocket expenses which Executive incurs in the course of providing the Consulting Services. Notwithstanding anything in this Agreement, Executive is an independent contractor with authority to select the means and method of performing the Consulting Services. Executive is not an employee or agent of the Company and any action taken by Executive which is not authorized by this Agreement or any other agreement between the Company and Executive will not bind the Company or create any claim against the Company. Unless otherwise specifically authorized by this Agreement or any other agreement between the Company and Executive, Executive has no authority to transact any business or make any representations or promises in the name of the Company.

                 (b) TERM. Unless terminated at an earlier date in accordance with subsection (c) of this Section 5, the term of the consulting arrangement shall be for the period commencing as of the Effective Time and ending at 5:00 p.m., Texas time, on February 28, 2001 (the "CONSULTING PERIOD").

                 (c) TERMINATION OF CONSULTING ARRANGEMENT. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Section 5 and the consulting arrangement created by this Section 5 between the Company and Executive (i) may be terminated prior to the expiration of the term set forth in subsection (b) by the Company or Executive, in either case, for any reason or no reason at all and (ii) shall terminate automatically upon the death of Executive. Termination of this consulting arrangement by either party hereto shall be evidenced by a written notice delivered to the other party, which notice shall specify the termination date (which date shall not be more than 15 days after the giving of such notice). Upon a termination of the consulting arrangement set forth in this Section 5, neither of the parties hereto shall have any further duty or obligation under this Section 5, provided that the Company shall pay to Executive (or, in the case of Executive's death, to Executive's legal representatives), in regular installments in accordance with the customary payroll practices of the Company, Executive's Consulting Fee (as defined in Section 8) for the remainder of the Consulting Period without regard to such termination, unless, however, the consulting arrangement shall have been terminated by Executive pursuant to this Section 5(c), in which case the Company shall have no further obligation to pay Executive's Consulting Fee.





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
                 (d) STOCK OPTIONS. Executive has previously been granted an option to acquire 1,500,000 shares of Class A Common Stock, par value $.01 per share ("CLASS A COMMON STOCK"), of Capstar Broadcasting pursuant to the Option Agreement. Executive hereby represents and warrants that, except for the Option Agreement, he is not a party to any stock option, stock appreciation right or similar agreement granting Executive the right to acquire or benefit from the appreciation in value of capital stock of Capstar Broadcasting or any of its subsidiaries. Notwithstanding the terms or conditions of the Option Agreement or the Employment Agreement, Executive shall vest, as of the Effective Time, in all rights under the Option Agreement (i.e., the option to acquire 1,500,000 shares of Class A Common Stock evidenced by the Option Agreement shall be deemed 100% vested and immediately and fully exercisable) and thereafter Executive (or, in the case of Executive's death, his legal representatives) shall be permitted to exercise the option to acquire all or any portion of said 1,500,000 shares of Class A Common Stock at any time and from time to time until 5:00 p.m., Texas time, until the earlier to occur of
(i) February 28, 2001 or (ii) the 90th day after the date of termination of the consulting arrangement pursuant to subsection (c) of this Section 5.

         6.      CONFIDENTIALITY.

                 (a) PROTECTION OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive acknowledges that the business of the Company and its subsidiaries is highly competitive and that their contracts, books, records, and documents, their technical information concerning their services, pricing techniques, and computer system and software, and the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company and its subsidiaries use in their business to obtain a competitive advantage over their competitors. (All such information belonging to the Company and its subsidiaries is jointly referred to herein as "CONFIDENTIAL INFORMATION AND TRADE SECRETS.") Executive agrees that all Confidential Information and Trade Secrets are the exclusive, confidential, and proprietary information and property of the Company and, except as necessary to perform the Consulting Services, will not be used by Executive for any other purpose or in any other manner. Executive further acknowledges that protection of such Confidential Information and Trade Secrets against unauthorized disclosure and use is of critical importance to the Company and its subsidiaries in maintaining their competitive position. Executive hereby agrees that he will not make any unauthorized disclosure of any such Confidential Information and Trade Secrets, or make any unauthorized use thereof. In the event that Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information and Trade Secrets, Executive agrees to provide the Company with prompt notice of such request(s) to enable the Company to seek an appropriate protective order; provided, however, that Executive shall not be prohibited from complying with any such request unless an appropriate protective order is in place.

                 (b) SURRENDER OF MATERIALS UPON TERMINATION. Upon any termination of Executive's consulting arrangement set forth in Section 5 of this Agreement, Executive shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information and Trade Secrets and other properties of the Company and its affiliates which are in Executive's possession, custody or control.

                 (c) SCOPE OF PROHIBITED ACTIVITIES; REMEDIES. Executive acknowledges that the scope of prohibited activities, and time of duration of the provisions of this Section 6 are reasonable and are no broader than are necessary to protect the goodwill and legitimate business interests of the Company and its subsidiaries. Executive also acknowledges that the provisions of this Section 6 do not and will not impose any unreasonable burden on Executive. Executive further acknowledges that a violation of this Section 6 will cause irreparable damage to the Company and its subsidiaries, entitling them to an injunction and other equitable relief in a court of competent jurisdiction against Executive. In addition, the Company and its subsidiaries shall be entitled to whatever other remedies they may have at law, including, without limitation, reasonable attorneys fees and costs incurred by the Company and its subsidiaries in enforcing the terms of this Section 6.

         7.      NON-COMPETITION AGREEMENT.

                 (a) NON-COMPETITION. Except as expressly permitted herein, effective as of the date hereof Executive agrees that he shall not (other than for the benefit of the Company pursuant to this Agreement), until after 11:59 p.m. on February 28, 2002:

                          (i) directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever, (A) engage in any radio broadcasting business that transmits a primary or city-grade signal within a Metro Survey Area (as currently defined by The Arbitron Company in its Radio Markets Reports) in which (1) a station, which as of the Effective Time, is directly operated by the Company or any of its subsidiaries, transmits a primary or city-grade signal or (2) a station, which as of the Effective Time is under binding contract to be acquired by the Company or any of its affiliates and is identified on Annex IV attached hereto, and which shall be directly operated by the Company or any of its subsidiaries upon consummation of such acquisition, transmits a primary or city grade signal (all such areas being collectively called the "GEOGRAPHIC AREA") (a "COMPETING BUSINESS"), (B) hire, attempt to hire, or contact or solicit with respect to hiring any employee of the Company or any of its subsidiaries, or (C) divert or take away any customers or suppliers of the Company or any of its subsidiaries in the Geographic Area. Notwithstanding the foregoing, the Company agrees that Executive may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as Executive does not otherwise participate in such competing business in any way prohibited by the preceding clause; and

                          (ii) use Executive's access to, knowledge of, or application of Confidential Information and Trade Secrets to perform any duty for any Competing Business; it being understood and agreed to that this Section 7(a)(ii) shall be in addition to and not be construed as a limitation upon the covenants in Section 7(a)(i) hereof.

                 (b) SCOPE OF PROHIBITED ACTIVITIES; REMEDIES. Executive acknowledges that he has consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of this Section 7 and acknowledges that it is his valid, binding and enforceable obligation. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of this Section 7 are reasonable in nature and are no broader than are necessary





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
to maintain the confidentiality and the goodwill of the Company's proprietary information, plans and services and to protect the other legitimate business interests of the Company. Executive also acknowledges that the provisions of this Section 7 do not and will not impose any unreasonable burden on Executive. Executive further acknowledges that violation of this Section 7 will cause irreparable damage to the Company and its subsidiaries, entitling them to an injunction and other equitable relief in a court of competent jurisdiction against Executive. In addition, the Company and its subsidiaries shall be entitled to whatever other remedies they may have at law, including, without limitation, reasonable attorneys fees and costs incurred by the Company and its subsidiaries in enforcing the terms of this Section 7.

         8.      CONSIDERATION.

                 (a) TERMINATION AND RELEASE. As consideration for the termination of the Employment Agreement pursuant to Section 2 and the Executive's release of claims pursuant to Section 3, the Company hereby agrees to pay Executive immediately after the Effective Time, by means of wire transfer of immediately available funds, an amount equal to $730,000.

                 (b) CONSULTING SERVICES. As consideration for the Consulting Services to be rendered by Executive pursuant to Section 5, except as provided in Section 5(c), the Company hereby agrees to pay Executive $100,000 (the "CONSULTING FEE") annually during the Consulting Period, which shall be paid in accordance with the customary payroll practices of the Company. Executive shall be entitled to the payment of the full Consulting Fee regardless of the amount and frequency of Consulting Services actually requested of him.

                 (c) NON-COMPETITION AGREEMENT. As consideration for Executive's obligations under the non-competition agreement set forth in
Section 7, the Company hereby agrees to pay Executive $375,000 annually during the period commencing at the Effective Time and ending at 5:00 p.m., Texas time, on February 28, 2001, which shall be paid in accordance with the customary payroll practices of the Company.

         Executive acknowledges and agrees that the consideration described in clauses (a), (b) and (c) of this Section 8 constitutes adequate consideration for his obligations under this Agreement.

         9. SURVIVAL. The provisions of Sections 3, 4, 5(d), 6, 7, 8 and this Section 9 shall survive any termination of the consulting arrangement set forth in Section 5 of this Agreement.

         10.     MISCELLANEOUS.

                 (a) COMPANY AUTOMOBILE. As further consideration for Executive's agreement to enter into this Agreement, the Company agrees that Executive may forever retain, and shall obtain title to at the Effective Time, the Company purchased automobile currently used by Executive.

                 (b) No Mitigation. In no event shall Executive be obligated to take any action by way of mitigation of the amounts payable to Executive hereunder and such amounts shall not be





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
reduced whether or not Executive obtains other employment or receives compensation for the provision of employment, consulting or other services to any person or entity.

                 (c) EXPENSES. Except as otherwise expressly provided in this Agreement, all costs and expenses (including attorneys fees and expenses) incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses.

                 (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                 (e) CERTAIN EVENTS. Executive agrees that this Agreement and the obligations hereunder shall be binding upon his heirs, guardians, administrators or successors.

                 (f) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided that nothing in this Agreement shall preclude Executive, upon prior written notice to the Company, from designating any of his beneficiaries to receive any benefits payable hereunder upon his death or disability, or his executors, administrators, or other legal representatives, from assigning any rights hereunder to the person or persons entitled thereto; provided further that nothing in this Agreement shall preclude the consolidation or merger of the Company with another person in which the Company is not the continuing person or the transfer of all or substantially all of the assets of the Company if the successor assumes (by operation of law or otherwise) the rights and obligations of the Company under this Agreement.

                 (g) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                 (h) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:





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         If to Executive:

                                  Frank D. Osborn
                                  174 Hemlock Hill Road
                                  New Canaan, Connecticut  06840
                                  Telecopy:  (203) 629-1749

         copies to:               Paul, Weiss, Rifkind, Wharton & Garrison
                                  1285 Avenue of the Americas
                                  New York, New York  10019-6064
                                  Telecopy:  (212) 373-2159
                                  Attn:   Brian D. Robbins

         If to the Company:

                                  c/o Capstar Broadcasting Corporation
                                  600 Congress Avenue, Suite 1400
                                  Austin, Texas  78701
                                  Telecopy:  (512) 404-6850
                                  Attn:  William S. Banowsky, Jr.

         copies to:               Vinson & Elkins L.L.P.
                                  3700 Trammell Crow Center
                                  2001 Ross Avenue
                                  Dallas, Texas  75201-2975
                                  Telecopy:  (214) 999-7732
                                  Attn:  Michael D. Wortley

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 (i) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                 (j) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled, without the requirement of posting of bond or other security,





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
to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 (k) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 (l) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                 (m) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                 (n) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                 (o) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the terms "HEREOF," "HEREBY," "HEREIN," "HEREUNDER," or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "SECTION" or "PARAGRAPH" shall be construed as referred to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "INCLUDING" herein shall be construed as meaning "INCLUDING WITHOUT LIMITATION."

                 (p) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                 (q) WITHHOLDINGS. As may be appropriate, the Company shall report the payments made hereunder by (i) filing the appropriate 1099 forms for this amount, and (ii) making any other reports required by law.

                 (r) TAXES. Executive agrees to comply, on a timely basis, with all tax reporting requirements applicable to the receipt of the payments and other compensation received hereunder and to timely pay all taxes due with respect to such amounts.





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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        EXECUTIVE:


                                        ----------------------------------------
                                        Frank D. Osborn

                                        COMPANY:

                                        SOUTHERN STAR COMMUNICATIONS, INC.


                                        By:    /s/ WILLIAM S. BANOWSKY, JR.
                                              ----------------------------------
                                        Name:  William S. Banowsky, Jr.
                                              ----------------------------------
                                        Title: Executive Vice President
                                              ----------------------------------

                                    ANNEX I

                              EMPLOYMENT AGREEMENT

                                    ANNEX II

                             EMPLOYEE BENEFIT PLANS


Capstar Broadcasting Partners, Inc. 401(k) Retirement Plan
Osborn Communications Corporation Profit Sharing Plan
Osborn Communications Corporation Deferred Compensation Plan (a non-employer matching plan)

                                   ANNEX III

                                OPTION AGREEMENT

                                    ANNEX IV

                              SCHEDULE OF STATIONS
                             UNDER BINDING CONTRACT
                            AS OF THE EFFECTIVE TIME



          STATION                                MARKET
  ----------------------   --------------------------------------------------
          WZBQ-FM          Tuscaloosa, Alabama
          WPAW-FM          Ft. Pierce-Stuart-Vero Beach, Florida
